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                                  Exhibit 21.1

COMPANY                                                           JURISDICTION OF INCORPORATION
-------                                                           -----------------------------
Elk Falls Pulp and Paper Limited................................ British Columbia
Norske Skog Canada Finance Limited.............................. British Columbia
Norske Skog Canada (Japan) Ltd.................................. Japan
Norske Skog Canada Pulp Operations Limited...................... British Columbia
Norske Skog Canada Pulp Sales Inc............................... British Columbia
Norske Skog Canada Sales Inc.................................... British Columbia
Norske Skog Canada Services (Hungary) Limited
    Liability Company........................................... Hungary
Norske Skog Canada (USA) Inc.................................... California
NSC Holdings (Barbados) Limited................................. Barbados
NSCL Holdings Inc............................................... Delaware
NorskeCanada (partnership)...................................... British Columbia
Pacifica Paper Sales Ltd........................................ British Columbia
Pacifica Papers Sales Inc....................................... Delaware
Pacifica Poplars Ltd............................................ British Columbia
Pacifica Poplars Inc............................................ Delaware
Pacifica Papers US Inc.......................................... Delaware